EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-11323 and 333-19891 on Form S-8 of our report dated June 16, 2009, appearing in this Annual Report on Form 11-K of Range Resources Corporation 401(k) Plan for the years ended December 31, 2008 and 2007.
/s/ Whitley Penn LLP
Fort Worth, Texas
June 16, 2009

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